Schedule 14A Information

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[  ] Preliminary Proxy Statement

[  ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

[  ] Definitive Proxy Statement

[X] Definitive Additional Materials

[  ] Soliciting Material under Rule 14a-12

Vanguard Admiral Funds

Vanguard Bond Index Funds

Vanguard CMT Funds

Vanguard California Tax-Free Funds

Vanguard Charlotte Funds

Vanguard Chester Funds

Vanguard Convertible Securities Fund

Vanguard Explorer Fund

Vanguard Fenway Funds

Vanguard Fixed Income Securities Funds

Vanguard Horizon Funds

Vanguard Index Funds

Vanguard Institutional Index Funds

Vanguard International Equity Index Funds

Vanguard Malvern Funds

Vanguard Massachusetts Tax-Exempt Funds

Vanguard Money Market Reserves

Vanguard Montgomery Funds

Vanguard Morgan Growth Fund

Vanguard Municipal Bond Funds

Vanguard New Jersey Tax-Free Funds

Vanguard New York Tax-Free Funds

Vanguard Ohio Tax-Free Funds

Vanguard Pennsylvania Tax-Free Funds

Vanguard Quantitative Funds

Vanguard Scottsdale Funds

Vanguard Specialized Funds

Vanguard STAR Funds

Vanguard Tax-Managed Funds

Vanguard Trustees’ Equity Fund

Vanguard Valley Forge Funds

Vanguard Variable Insurance Funds

Vanguard Wellesley Income Fund

Vanguard Wellington Fund

Vanguard Whitehall Funds

Vanguard Windsor Funds

Vanguard World Funds

(Name of Registrant as Specified in its Declaration of Trust)

(Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total Fee Paid:

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, schedule or registration statement no.:

(3)  Filing party;

(4)  Date filed:

Please vote now—your voice is important

P.O. Box 2900
Valley Forge, PA 19482-2900

[Reference Number:]

[Name]

[Company]

[Address 1]

[Address 2]

[Address 3]

[City, State Zip]

Dear Shareholder:

As the Vanguard funds’ November 15 proxy voting deadline approaches, I’m writing to encourage you to vote on the proposals recently put forth by the funds. You should have already received proxy materials that provide details on a proposed slate of fund trustees and several fund policy proposals that will help Vanguard manage the funds more efficiently and effectively. We believe these policy proposals are in your best interest as a Vanguard fund shareholder, therefore the trustees recommend that you vote in favor of them.

By voting now, you can help us avoid the extra time and costs of extending the proxy solicitation process. If not enough votes are cast by the conclusion of the shareholder meeting on November 15 then the request for shareholder participation may need to be prolonged until we reach the required quorum. The costs for this extension would be borne by your fund.

Fortunately, voting is easy. You can vote online, by mail, or in person at the shareholder meeting to be held in Scottsdale, Arizona.

You can also vote by calling our partner, Computershare, at 866-963-5746 Monday through Friday from 9 a.m. to 11 p.m. Eastern time or Saturday from noon to 6 p.m. Eastern time. When you call, you’ll be asked for your reference number that’s listed at the top of this letter.

Your voice is important, so we hope you’ll make it a priority to vote. For more information, visit vanguard.com and enter the search term “proxy.”

As always, thank you for investing with Vanguard.

Sincerely,

F. William McNabb III

Chairman and Chief Executive Officer

October 9, 2017

RIG Crew Proxy Outreach Process

As you saw in the RIG Crew Proxy Outreach Training, Vanguard is leveraging our crew’s relationships with their clients to help Vanguard obtain the votes of those of our clients that are most critical and important in order for our funds to reach quorum.  Unless a client was added to Computershare’s do not call list, Computershare will have attempted to contact each client at least one time.

Our outcalls to clients are to those who hold a large percentage of shares in particular funds or funds that have a limited number of shareholders to offer assistance in voting and ensure these funds reach quorum.

Client answers:

Good morning/afternoon/evening. This is [your name] calling from Vanguard [include Voyager, Voyager Select, Flagship Services, Flagship Select Services, etc., when applicable] on a recorded line.

May I please speak with Mr./Mrs./Ms. [state client’s first and last name]?

Moving into the reason for the call:

How are you doing today?

Do you have a moment to speak?

•         Yes

o    First, let me begin by thanking you for entrusting Vanguard with your investments. I am calling to follow-up on the Vanguard proxy materials sent to you by [state how client received]. Have you had the opportunity to review them?

▪  Yes

•         Are there any questions that I can help answer for you regarding the proposals contained in the proxy materials (have InfoWave ready)?

o    Yes

▪  The proxy contains a proposal to elect trustees to each Fund’s board of trustees as well as several policy changes across its US-domiciled fund lineup. The Board is encouraging clients to vote based on their recommendation. The Board recommends a vote “for” proposals 1 through 6 and a vote “against” proposal 7.

o    No

▪  Received proxy by e-delivery

•         Since you received your proxy materials by e-delivery, the link to place your vote is available in your secure messages.

o    Do you have a moment to log on now?

o    Yes

▪  Direct the client to click on the link in their secure message and vote online. You may also offer to transfer the client now to Computershare to vote by phone.

o    No

▪  Ask the client to log on and access their secure message at their earliest convenience to place their vote online. “If you have questions, please feel free to call the number in your materials. Your voice is critical to Vanguard. Thank you for your time today.”

▪  Received proxy by U.S. Mail

•         Have you had an opportunity to review the materials?

o    Yes

▪  “Are there any questions that I can help answer for you regarding the proposals contained in the proxy (have InfoWave ready)?”

▪  Offer to transfer the client to Computershare to vote.

▪  Client can also complete the proxy card and mail in the envelope provided.

o    No

▪  “I understand. We ask for you to please review the material at your earliest convenience and vote as soon as you are able to through the methods indicated in your proxy materials. If you have questions, please feel free to call the number in your materials. Your voice is critical to Vanguard. Thank you for your time today.”

Client does not answer:

•         Leave the following message –

o    “This message is for Mr./Mrs./Ms. [state clients first and last name]. This is [state your name] from Vanguard [add  Voyager, Voyager Select, Flagship Services, Flagship Select Services, etc., when applicable]. As a Vanguard fund shareholder, you recently received proxy materials requesting your vote on several fund proposals. We are contacting you to ask that you please vote as soon as you are able by voting on-line or contacting Computershare toll free at 1-866-963-5746.  If there are any questions you may have about the proposals, we would be happy to discuss them with you. Please call us at [state appropriate segment 800#]. Thank you for entrusting Vanguard with your investment needs.”

Client says:

My spouse takes care of it.

  I understand.  Is your wife / husband available to speak with me?
    No
      Your vote is very important to Vanguard, as your wife / husband / spouse is unavailable, I would be more than happy to assist you with voting by reviewing the proposals.

I don’t have time right now.

  I understand however your vote is very important.  Is there a better time at which I may contact you to assist you with your vote?

I am not interested…I do not want to vote….

  Every vote is important and the outcome of this vote could have a great impact on the Vanguard funds and your current investments.  May I inquire why you are not interested in voting?

I do not have enough shares in the fund.

  Each shareholder’s vote is important whether you have 1000 shares or 1 share, please do not allow that to stop you from placing your vote. Vanguard wants to make sure that your voice is heard.

I have never received a call like this before.

  This has become a standard in the industry to ensure shareholders are informed. If you reference your proxy statement, it does mention that you may receive a phone call if your vote is not received.

I know we reviewed a lot of information today.  Other than what we have already discussed, is there anything that you would like to discuss in regards to your accounts or the proxy?

If client is voting now:

Thank you for taking the time to speak with me and to vote today. We appreciate you being a Vanguard fund shareholder and greatly value your business.  If you have any follow-up questions about your accounts or the proxy, please feel free to call me at [provide appropriate segment 800#]. Thank you again Mr. /Mrs./Ms. [state clients last name]. Have a good rest of your day!

If client is not going to vote now:

“I understand. We ask for you to please review the materials at your earliest convenience and vote as soon as you are able to through the methods indicated in your proxy materials. If you have questions, please feel free to call me or the number in your materials. Your voice is critical to Vanguard. Thank you for your time today.”